SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

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Money Market Obligations Trust

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Federated Institutional Tax-Free Cash Trust
(formerly, Federated Tax-Free Trust)
A Portfolio of Money Market Obligations Trust
INSTITUTIONAL SHARES (FFTXX)
PREMIER SHARES (FTFXX)

SUPPLEMENT TO PROSPECTUSES AND STATEMENT OF ADDITIONAL INFORMATION DATED FEBRUARY 29, 2016
A Special Meeting of Shareholders of Federated Institutional Tax-Free Cash Trust will be held at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 10:00 a.m. (Eastern Time), on July 26, 2016, for the following purpose:
1. To approve an amendment to the Fund's fundamental “names rule” investment policy (the “Names Rule Policy”) to require that, under normal circumstances, the Fund will invest its assets so that at least 80% of its net assets (plus the amount of any borrowings for investment purposes) are invested in securities the income of which will be exempt from federal regular income tax.
The Fund's current Names Rule Policy is:
“The Fund will invest its assets so that at least 80% of the income that it distributes will be exempt from federal regular income tax. So long as the Fund's name includes the words “tax-free,” the Fund will invest its assets so that at least 80% of the income it distributes will be exempt from federal income tax. These policies may not be changed without shareholder approval.”
If approved by shareholders at the July 26, 2016 Special Meeting, the Fund's Names Rule Policy will be replaced with the following:
“Under normal circumstances, the Fund will invest its assets so that at least 80% of the Fund's net assets (plus the amount of any borrowings for investment purposes) are invested in securities the income of which will be exempt from federal regular income tax. This policy may not be changed without shareholder approval.”
The Board of Trustees has fixed May 27, 2016 as the record date for determination of shareholders entitled to vote at the Special Meeting. If approved by shareholders, the change in the Fund's Names Rule Policy will be effective immediately.
To the extent that Federated Investors, Inc., one of its subsidiaries, or its officers and directors, may be deemed to be participants in the solicitation of proxies from shareholders of the Fund in connection with the proposed proxy statement, additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed proxy statement will be included in, or incorporated into the proxy statement that Fund intends to file with the SEC.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any acquiring fund, nor is it a solicitation of any proxy. Shareholders of the Fund, as of May 27, 2016, will be receiving in the mail a Proxy Statement, or an “Important Notice Regarding the Availability of Proxy Materials,” that provides additional information regarding the proposed changes. The Proxy Statement, and any other documents filed by Fund with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or at Fund's website at FederatedInvestors.com. Investors should read the Proxy Statement carefully, before making any voting decision, because it contains important information.
May 16, 2016
Federated Institutional Tax-Free Cash Trust
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedInvestors.com
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q453163 (5/16)
Federated is a registered trademark of Federated Investors, Inc.
2016 ©Federated Investors, Inc.